UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

Juniata Valley Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

(717) 436-8211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

  On November 30, 2015, Juniata Valley Financial Corp. (“Juniata”) and FNBPA Bancorp, Inc. (“FNBPA”) merged, with Juniata surviving, pursuant to the Agreement and Plan of Merger, dated as of June 26, 2015, (the “Agreement”). In the merger, each outstanding share of common stock of FNBPA was able to be converted into either $50.34 or 2.7813 shares of Juniata common stock, subject to possible pro-ration. However, the aggregate elections made met the requirement that no more than 25%, and no less than 15%, of the outstanding FNBPA common stock elect to be converted into the cash consideration. As a result, no pro-ration of consideration was necessary. All shareholders who made elections will receive the consideration elected. Shares for which the holder made no election will be converted into the Juniata common stock consideration.

On November 30, 2015, immediately following the closing of the merger of Juniata and FNBPA, First National Bank of Port Allegany, previously the wholly-owned subsidiary of FNBPA, was merged with and into The Juniata Valley Bank, with the Juniata Valley Bank surviving.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements and Exhibits

The required financial statements will be filed no later than 71 days after the date that this Form 8-K report is required to be filed (i.e., February 12, 2016).

(b)	Pro Forma Financial Information

The required pro forma information will be filed no later than 71 days after the date that this Form 8-K report is required to be filed (February 12, 2016).

(c)	Shell Company Transactions.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

JUNIATA VALLEY FINANCIAL CORP.
(Registrant)

Dated: December 3, 2015	/s/ JoAnn McMinn
JoAnn McMInn
Executive Vice President and Chief Financial Officer